Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Investors Bancorp, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-146894) on Form S-8, pertaining to the Investors Bancorp, Inc. 2006 Equity Incentive Plan, of Investors Bancorp, Inc., of our reports dated August 26, 2009, with respect to the consolidated balance sheets of Investors Bancorp, Inc. and subsidiary as of June 30, 2009 and 2008, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended June 30, 2009, and the effectiveness of internal control over financial reporting as of June 30, 2009, which reports are included in the June 30, 2009 Annual Report on Form 10-K of Investors Bancorp, Inc.

As discussed in Notes 4 and 21 to the consolidated financial statements, effective April 1, 2009, the Company adopted Financial Accounting Standards Board Staff Position FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments.”

/s/  KPMG LLP

Short Hills, New Jersey
August 26, 2009